UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2013

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Maiden Lane

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

The Deposit Amount was not received by the Escrow Agent when due pursuant to Clause 2.5 of the Share Purchase Agreement, dated as of December 9, 2012, by and among American International Group, Inc. (“AIG”), AIG Capital Corporation (“Seller”), a wholly-owned direct subsidiary of AIG and the sole shareholder of International Lease Finance Corporation (“ILFC”), and Jumbo Acquisition Limited (“Purchaser”), as amended (the “Share Purchase Agreement”), relating to the sale of up to 90.0% of ILFC’s common stock by Seller to Purchaser. Capitalized terms used herein but not otherwise defined shall have the meaning given them in the Share Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: May 31, 2013	By:	/s/ James J. Killerlane III
		Name: Title:	James J. Killerlane III Associate General Counsel and Assistant Secretary